Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 20, 2020, in the Registration Statement (Form F-1) and related Prospectus of Legend Biotech Corporation dated May 13, 2020.

/s/Ernst & Young Hua Ming LLP
Shanghai, the People’s Republic of China
May 13, 2020